UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2024

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland

D04 E5W7

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	JAZZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

For the purpose of increasing the commitments and extending the maturity date of its initial revolving credit facility, on November 26, 2024, Jazz Financing Lux S.à r.l. (“Jazz Lux”), Jazz Pharmaceuticals plc (the “Company”) and certain other subsidiaries of the Company, as borrowers or guarantors, entered into an amendment (the “Amendment”) to the Credit Agreement, dated May 5, 2021, by and among Jazz Lux, the Company, and certain other subsidiaries of the Company, as borrowers or guarantors, the lenders and issuing banks from time to time party thereto, Bank of America, N.A., as administrative agent, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as collateral trustee (as amended by the LIBOR Successor Rate Conforming Changes Amendment, dated as of June 7, 2023, Amendment No. 1, dated as of January 19, 2024, Amendment No. 2, dated as of July 19, 2024, and the Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement increases the initial revolving credit facility from $500 million to $885 million (as amended, the “Revolving Credit Facility”). The Revolving Credit Facility is the same class of revolving facility loans under the Amended Credit Agreement with the same material terms (including with respect to prepayment, security, and events of default) as the initial revolving facility loans incurred on May 5, 2021, as described under Item 2.03 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 5, 2021, which description is incorporated herein by reference, with the maturity date, interest rate and financial covenants amended as described below. As of November 26, 2024, the Revolving Credit Facility was undrawn.

The maturity date of the Revolving Credit Facility was extended from May 5, 2026 to November 26, 2029 (as extended, the “Original Revolving Facility Maturity Date”) provided that:

(1)

if, as of any date from March 16, 2026 to the maturity date of the 2.000% exchangeable senior notes due 2026 (the “2026 Notes”) (any such date, the “2026 Notes Springing Maturity Date”), (x) any 2026 Notes (or any permitted refinancing indebtedness in respect thereof with a maturity date that is not later than the date that is 91 days after the Original Revolving Facility Maturity Date) (any such indebtedness, the “2026 Maturity Indebtedness”) remain outstanding and (y) the aggregate amount of unrestricted cash of the Company and its subsidiaries is less than an amount equal to 125% of the aggregate principal amount of 2026 Maturity Indebtedness outstanding, then the maturity date for the Revolving Credit Facility will be shortened to the 2026 Notes Springing Maturity Date;

(2)

if, as of February 4, 2028, (x) more than $500,000,000 of the tranche B-2 dollar term loans under the Amended Credit Agreement (and any extended term loans, refinancing term loans, refinancing notes and permitted refinancing indebtedness, in each case, in respect thereof) (any such indebtedness, the “Term Loan Indebtedness”) remains outstanding and (y) the maturity date of such Term Loan Indebtedness is not later than the date that is 91 days after the Original Revolving Facility Maturity Date, then the maturity date for the Revolving Credit Facility will be shortened to February 4, 2028; and

(3)

if, as of October 16, 2028 (such date, the “Senior Notes Springing Maturity Date”), (x) more than $500,000,000 of the 4.375% senior secured notes due 2029 (and permitted refinancing indebtedness in respect thereof) (any such indebtedness, the “Senior Note Indebtedness”) remains outstanding and (y) the maturity date with respect to such Senior Note Indebtedness is not later than the date that is 91 days after the Original Revolving Facility Maturity Date, then the maturity date for the Revolving Credit Facility will be shortened to October 16, 2028.

Loans under the Revolving Credit Facility bear interest at a rate equal to either (a) Term SOFR or (b) the prime lending rate, in each case, plus an applicable margin. Initially, the applicable margin for the loans under the Revolving Credit Facility will be 2.00% (in the case of Term SOFR borrowings) and 1.00% (in the case of borrowings at the prime lending rate), a decrease of 125 basis points from the initial applicable margin on the loans under the initial revolving credit facility. Thereafter, the applicable margin for the Revolving Credit Facility will range from 1.75% to 2.75% (in the case of Term SOFR borrowings) and 0.75% to 1.75% (in the case of borrowings at the prime lending rate), depending on the Company’s first lien secured net leverage ratio level. Loans under the Revolving Credit Facility are subject to a Term SOFR floor of 0.00%. The Revolving Credit Facility has a commitment fee payable on the undrawn amount ranging from 0.25% to 0.45% per annum based upon the Company’s first lien secured net leverage ratio.

The Amended Credit Agreement contains financial covenants that require the Company and its restricted subsidiaries to (a) not exceed a maximum first lien secured net leverage ratio and (b) not fall below a minimum interest coverage ratio, provided that such covenants apply only to the Revolving Credit Facility and are applicable only if amounts are drawn (or non-cash collateralized letters of credit in excess of $50 million are outstanding) under the Revolving Credit Facility. If the Company consummates a material acquisition or a series of acquisitions within any consecutive twelve-month period for which the aggregate consideration exceeds $500 million, the maximum first lien secured net leverage ratio covenant will be increased, at the election of the Company, by 0.50 to 1.00 (to a level not to exceed 4.50 to 1.00) for the fiscal quarter in which such material acquisition is consummated (or, in the case of a series of acquisitions, the fiscal quarter in which the last of such material acquisitions is consummated) and the next three fiscal quarters following such material acquisition, subject to certain conditions.

The foregoing description of the Amendment and the Revolving Credit Facility contained in this Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3, dated as of November 26, 2024, by and among Jazz Pharmaceuticals Public Limited Company, the other borrowers party thereto, the guarantors party thereto, the lenders and issuing banks party thereto, Bank of America, N.A., as administrative agent, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as collateral trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Philip L. Johnson
Name:	Philip L. Johnson
Title:	Executive Vice President and Chief Financial Officer

Date: November 26, 2024